BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

2004 Annual Report on Form 10-K

EXHIBIT 10.3(a)

AMENDMENT TO CHANGE IN CONTROL

EMPLOYMENT AGREEMENTS

RESOLVED, that the employment agreements between the Corporation and its executive officers relating to a change of control be modified by revising the introductory clause in Sections 2(c) and (d) of the agreements to read: “Approval by the shareholders of the Company and the subsequent consummation of . . . .”